     As filed with the Securities and Exchange Commission on April 6, 2000
                                                           File No.333-

===============================================================================



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                             WALL STREET DELI, INC.
             (Exact name of Registrant as specified in its charter)


             DELAWARE                                   63-0514240
 (State or Other Jurisdiction of                      (IRS Employer
  Incorporation or Organization)                    Identification No.)



                       One Independence Plaza, Suite 100
                           Birmingham, Alabama 35209
                    (Address of principal executive offices)


                             WALL STREET DELI, INC.
                              INCENTIVE AWARD PLAN
                              (Full Title of Plan)


                         Jeffrey V. Kaufman, President
                       One Independence Plaza, Suite 100
                           Birmingham, Alabama 35209
                                 (205)870-0020
 (Name, address and telephone number, including area code, of agent for service)

                                   Copies to
                            Carolyn L. Duncan, Esq.
                           RITCHIE & REDIKER, L.L.C.
                             312 North 23rd Street
                           Birmingham, Alabama 35203
                                 (205) 251-1288

                        CALCULATION OF REGISTRATION FEE

===============================================================================


------------------------------------------------------------------------------------------------------------------------
                                                                                Proposed
    Title of Each Class of           Amount             Proposed                 Maximum
       Securities to be               to be         Maximum Offering            Aggregate           Amount of Regis-
          Registered               registered      Price Per Share (1)      Offering Price (1)        tration Fee (1)
------------------------------------------------------------------------------------------------------------------------
Common Stock, par value
$.05 per share                       750,000              $1.5625              $1,171,875.00             $ 309.38
------------------------------------------------------------------------------------------------------------------------

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(1)      Determined in accordance with Rule 457(h) under the Securities Act of
1933, based on $1.5625, the average of the high and low sale prices quoted on the NASDAQ National Market System on April 3, 2000.

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                                  Page 1 of 16
                        Exhibit Index Appears on Page 3

                                    PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents are incorporated by reference into this Registration Statement and are deemed to be a part hereof from the date of the filing of such documents:

         (1) The Registrant's Annual Report on Form 10-K for its fiscal year ended July 3, 1999.

         (2) All reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since July 3, 1999.

         (3) The description of Common Stock contained in the Registrant's registration statement filed December 28, 1983 under Section 12 of the Exchange Act, registration statement number 33-61700 on Form S-2 filed April 27, 1993, and the description of Common Stock Purchase Rights contained in the registration statement on Form 8-A filed March 1, 2000.

         (4) All other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered pursuant to this Registration Statement have been sold or which deregisters all securities that remain unsold.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Registrant's Certificate of Incorporation (the "Certificate") eliminates, subject to certain exceptions, the personal liability of directors to the Registrant or its stockholders for monetary damages for breaches of fiduciary duties as directors. The Certificate does not provide for the elimination of or limitation on the personal liability of a director for (i) any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) certain unlawful dividends or redemptions as provided under Section 174 of the Delaware General Corporation Law, or (iv) any transaction from which the director derived an improper personal benefit. This provision of the Certificate will limit the remedies available to a stockholder in the event of breaches of any director's duties to such stockholder or the Registrant.

         Under Section 145 of the Delaware General Corporation Law, a corporation may indemnify a director, officer, employee or agent of the corporation (or other entity if such person is serving in such capacity at the corporation's request) against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee or agent of the corporation (or other entity if such person is serving in such capacity at the corporation's request) against expenses (including attorneys' fees) actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability but in view of all circumstances, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper. The Registrant's Bylaws provide that expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Registrant.

ITEM 8.           EXHIBITS

         The exhibits included as part of this Registration Statement are as follows:

Exhibit Number                              Description                                               Page
--------------                              -----------                                               ----
4(a)                Restated Certificate of Incorporation (incorporated by                              *
                    reference from Exhibit 3.1(b) to the Registrant's annual
                    report on Form 10-K for the fiscal year ended June 27,
                    1998)
4(b)                Bylaws (incorporated by reference from the Registrant's                             *
                    Proxy Statement for the Special Shareholders Meeting held
                    on September 25, 1986)

5(a) and            Opinion and Consent of Counsel to Registrant                                        7
23(a)
23(b)               Consent of Independent Certified Public Accountants                                 8
99(a)               Wall Street Deli, Inc. Incentive Award Plan                                         9

         * Incorporated herein by reference as indicated

ITEM 9.  UNDERTAKINGS

         (a) The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement, to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama on April 6, 2000.

                                     WALL STREET DELI, INC.

                                     By    /s/ Jeffrey V. Kaufman
                                        ----------------------------------------
                                           Jeffrey V. Kaufman
                                           President and Chief Executive Officer

                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey V. Kaufman as attorney-in-fact, having the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



  /s/ Jeffrey V. Kaufman        President, Chief Executive      March 30, 2000
--------------------------      Officer and Director
JEFFREY V. KAUFMAN

  /s/ Thomas J. Sandeman        Chief Financial Officer         March 30, 2000
--------------------------
THOMAS J. SANDEMAN

  /s/ Alan V. Kaufman           Chairman of the Board           March 30, 2000
--------------------------
ALAN V. KAUFMAN

 /s/ Robert G. Barrow           Director                        March 30, 2000
--------------------------
ROBERT B. BARROW

  /s/ Aaron Beam, Jr.           Director                        March 30, 2000
--------------------------
AARON BEAM, JR.

 /s/ William M. Byrne           Director                        March 30, 2000
--------------------------
WILLIAM M. BYRNE

  /s/ Jake L. Netterville       Director                        March 30, 2000
--------------------------
JAKE L. NETTERVILLE

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549





                            -----------------------





                                    EXHIBITS

                                       TO

                                    FORM S-8

                             WALL STREET DELI, INC.
                              INCENTIVE AWARD PLAN